UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 23, 2018

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Keewaydin Drive, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 5

ITEM 5.02DEPARTING DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS TO CERTAIN OFFICERS

At the 2018 Annual Meeting on October 23, 2018, the Company’s shareholders approved the 2018 Omnibus Incentive Plan (“OIP”), a summary of which can be found in the Proxy Statement filed with the SEC on September 12, 2018.  A copy of the full OIP is attached as Exhibit 99 to this 8K.

On October 23, 2018 Gerald H. Fickenscher retired as a member of the Board of Directors after fourteen years of service due to our mandatory director retirement age.

ITEM 5.07 a and bSUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

The Company held its Annual Meeting of Stockholders on October 23, 2018.  The number of common shares represented at the Annual Meeting of Stockholders was 11,914,912.  The stockholders voted on the following proposals:

Proposal I - Election of Directors to:

three-year terms ending on the date of the Annual Meeting of Stockholders in 2021:

NomineeForWithheldNon-Vote

Charles H. Cannon, Jr.11,227,13534,099512,899

Jeffrey S. Edwards11,258,85536,743512,899

B. Joanne Edwards11,349,66432,102512,899

Proposal II  -  Approval of the 2018 Omnibus Incentive Plan to replace the 2008 Long Term Incentive Plan, which was amended and restated in 2011;

For10,585,151

Against808,299

Abstain8,562

Non-Vote512,899

Proposal III – Advisory vote on the total compensation paid to the named executive officers of the Company:

For11,165,264

Against198,058

Abstain38,689

Non-Vote512,899

Proposal IV –  Ratification of appointment of Grant Thornton LLP as Independent Public Accountants of the Company for the fiscal year ending June 30, 2019:

For11,862,719

Against11,894

Abstain40,298

SECTION  9 -  FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(c)Exhibits – The following exhibit is provided as part of the information furnished under Item 5.02 of this Current Report on Form 8-K.

Exhibit No.Description

992018 Omnibus Incentive Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

 /s/ Thomas DeByle

Thomas DeByle Chief Financial Officer

Date: October 29, 2018

Signing on behalf of the registrant and as principal financial officer